Exhibit 5.1

110 North Elgin Avenue, Suite 200 Tulsa, Oklahoma 74120-1495 Telephone (918) 595-4800 Fax (918) 595-4990 www.gablelaw.com		BOK Park Plaza 499 West Sheridan Avenue, Suite 2200 Oklahoma City, OK 73102 Telephone (405) 235-5500 Fax (405) 235-2875
September 14, 2023

ONE Gas, Inc.

15 East Fifth Street

Tulsa, Oklahoma 74103

Ladies and Gentlemen:

We have acted as special counsel to ONE Gas, Inc., an Oklahoma corporation (the “Company”), in connection with (a) the sale (the “Forward Sale”) by BofA Securities, Inc., in its capacity as agent for the Forward Purchaser (as subsequently defined) (in such capacity, the “Forward Seller”), and the purchase by BofA Securities, Inc., in its capacity as Underwriter (in such capacity, the “Underwriter”), of 1,200,000 shares (the “Forward Underwritten Shares”) of the Company’s common stock, $0.01 par value (the “Common Stock”), and (b) the grant by the Company to the Underwriter of the option to purchase all or any portion of an additional 180,000 shares of Common Stock (the “Option Shares” and, together with the Forward Underwritten Shares, the Shares”), pursuant to Section 2(b) of the Underwriting Agreement dated as of September 11, 2023 (the “Underwriting Agreement”) among the Company, the Underwriter, the Forward Seller, and Bank of America, N.A., in its capacity as Forward Purchaser (the “Forward Purchaser”). The Shares are to be issued pursuant to the Registration Statement on Form S-3 under the Securities Act of 1933, as amended (the “Act”), initially filed with the U.S. Securities and Exchange Commission (the “Commission”) on February 24, 2023 (the “Registration Statement”), the base prospectus included in the Registration Statement (the “Base Prospectus”), and the prospectus supplement to be filed with the Commission pursuant to Rule 424(b) of the rules and regulations of the Act (the “Prospectus Supplement” and together with the Base Prospectus, the “Prospectus”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the Prospectus, other than as expressly stated herein with respect to the issuance of the Shares.

As such counsel, we have examined originals or copies of the Underwriting Agreement and the Forward Sale Agreement (as defined in the Underwriting Agreement and, together with the Underwriting Agreement, the “Transaction Documents”), the Registration Statement, the Prospectus, the Company’s Amended and Restated Certificate of Incorporation, the Company’s Amended and Restated By-laws, and other records, documents, certificates, memoranda and instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters.

ONE Gas, Inc. September 14, 2023 Page 2

In rendering the opinion expressed below, we have assumed without verification the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents supplied to us as originals, the conformity to the originals of all documents supplied to us as copies and the authenticity of the originals of such copies. We have also assumed that all Shares will be issued and sold in the manner stated in the Registration Statement and the Prospectus.

Based upon the foregoing, and subject to the limitations and assumptions set forth herein, we are of the opinion that the Shares, when issued and delivered against payment therefor in accordance with the terms of the Transaction Documents, will be validly issued, fully paid and non-assessable.

We express no opinion other than as to the Oklahoma General Corporation Act, as amended, and we express no opinion as to the effect of the laws of any other jurisdiction.

We consent to your filing this opinion as an exhibit to the Company’s Current Report on Form 8-K being filed on the date hereof and incorporated by reference into the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.

Yours very truly,

/s/ GableGotwals